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                                                                      EXHIBIT 21

                                 SUBSIDIARIES OF
                             ESCO TECHNOLOGIES INC.

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
                                       STATE OR JURISDICTION OF
                                           INCORPORATION OR           NAME UNDER WHICH IT DOES
NAME                                         ORGANIZATION                     BUSINESS
----                                  --------------------------     --------------------------
Beijing Lindgren ElectronMagnetic
Technology Co., Ltd.                  People's Republic of China     Same

Comtrak Technologies, L.L.C.          Missouri                       Same

Distribution Control Systems
Caribe, Inc.                          Puerto Rico                    Same

Distribution Control Systems, Inc.    Missouri                       Same

ETS-Lindgren, L.P.                    Texas                          Same and Acoustics Systems

ETS-Lindgren Japan, Inc.              Japan                          Same

ESCO Electronica De Mexico,
S.A. de C.V.                          Mexico                         Same

ESCO Technologies Holding Inc.        Delaware                       Same

Euroshield OY                         Finland                        Same

Filtertek Inc.                        Delaware                       Same and Tek Packaging
                                                                     Division

Filtertek BV                          Netherlands                    Same

Filtertek do Brasil Industria E
Commercio LTDA                        Brazil                         Same

Filtertek SA                          France                         Same

Filtertek GmbH                        Germany                        Same

Lindgren R.F. Enclosures, Inc.        Illinois                       Same and ETS-Lindgren

PTI Technologies Inc.                 Delaware                       Same

Ray Proof Limited                     England                        Same

VACCO Industries                      California                     Same
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